SUBLICENSE AGREEMENT


                  This Sublicense Agreement (the "Sublicense Agreement"), dated as of August 21, 2007, is made by and among First Trust DJ STOXX(R) Select Dividend 30 Index Fund (the "Sublicensee"), STOXX Limited ("Licensor"), and First Trust Advisors L.P. ("Licensee" or "Sublicensor").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain License Agreement, dated as of January 1, 2006, by and between Licensor and Licensee ("License Agreement"), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "Intellectual Property") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

                  WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Products.

                  2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 9 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sublicensee).

                  3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

                  4. Sublicensee agrees to reimburse the Sublicensor for amounts paid by Sublicensor to Licensor for License Fees.

                  5. This Sublicense Agreement shall be construed in accordance with the laws of Switzerland without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the courts of Switzerland.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.


                                 FIRST TRUST DJ STOXX(R) SELECT DIVIDEND
                                 30 INDEX FUND

                                 /s/ James A. Bowen
                                 ------------------------------------
                                 By:    James A. Bowen
                                 Title: President



                                 FIRST TRUST ADVISORS L.P.


                                 /s/ James A. Bowen
                                 ------------------------------------
                                 By:    James A. Bowen
                                 Title: President



                                 STOXX LIMITED


                                 /s/ Miryam Escher
                                 ------------------------------------
                                 By:    Miryam Escher
                                 Title: Member of the Executive Board


                                 /s/ Patrick Valovic
                                 ------------------------------------
                                 By:    Patrick Valovic
                                 Title: Manager Business Operations


                                 23.08.2007